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                                                                    Exhibit 99.1


                       NORTH AMERICAN BANK & TRUST COMPANY

                                 REVOCABLE PROXY

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned shareholder of North American Bank & Trust Company hereby appoints Fielding Moore and Timothy F. Sullivan, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of shareholders to be held at ________, local time, on _______, ______ __, 2003, at _____________, and at any adjournments thereof, upon the following matters. The undersigned shareholder hereby revokes any proxy or proxies heretofore given.

        This proxy will be voted as directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED: (1) TO APPROVE AND ADOPT THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 4, 2003, BY AND AMONG WEBSTER FINANCIAL CORPORATION, WEBSTER BANK AND NORTH AMERICAN BANK & TRUST COMPANY, PURSUANT TO WHICH NORTH AMERICAN WILL BE ACQUIRED BY WEBSTER, THE MERGER PROVIDED FOR THEREIN, AND THE OTHER TRANSACTIONS CONTEMPLATED BY THE AGREEMENT AND PLAN OF MERGER; AND (2) ON ANY OTHER BUSINESS IN ACCORDANCE WITH THE DETERMINATION OF A MAJORITY OF THE NORTH AMERICAN BOARD OF DIRECTORS. The undersigned may revoke this proxy at any time before it is voted by (i) delivering to Fielding Moore, President and Chief Executive Officer of North American, a written notice of revocation before the special meeting, (ii) delivering to North American a duly executed proxy bearing a later date before the special meeting, or (iii) attending the special meeting and voting in person. The undersigned shareholder hereby acknowledges receipt of a Notice of a Special Meeting of North American and the proxy statement/prospectus of Webster dated _____ __, 2003.

        If you receive more than one proxy card, please sign and return all cards in the accompanying envelope.

        THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

        PROPOSAL 1:
                To approve and adopt the agreement and plan of merger, dated as of June 4, 2003, by and among Webster Financial Corporation, Webster Bank and North American Bank & Trust Company, the merger of North American into Webster Bank and the other transactions contemplated by the merger agreement, as described in the proxy statement/prospectus.

                [__]   FOR           [___]   AGAINST       [___]   ABSTAIN


        PROPOSAL 2:
                The proxies are authorized to vote upon such other business that properly comes before the special meeting, or any adjournments or postponements of the meeting, including, without limitation, a motion to adjourn the special meeting to another time and/or place for the purpose of soliciting additional proxies in order to approve the merger agreement and the merger or otherwise.


           (CONTINUED AND TO BE DATED AND SIGNED ON THE REVERSE SIDE)


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                                            Date:__________________, 2003

                                            _____________________________

                                            _____________________________
                                            Signature(s) of Shareholder(s) or
                                            Authorized Representative(s)

                                            Please date and sign exactly as your
                                            name appears on this proxy card.
                                            Each executor, administrator,
                                            trustee, guardian, attorney-in-fact
                                            and other fiduciary should sign and
                                            indicate his or her full title. When
                                            stock has been issued in the name of
                                            two or more persons, all persons
                                            should sign.



PLEASE COMPLETE, DATE AND SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.